                                                                   EXHIBIT 99.20

                              BROADCOM CORPORATION

                        STOCK OPTION ASSUMPTION AGREEMENT
                           DIGITAL FURNACE CORPORATION
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN



                  STOCK OPTION ASSUMPTION AGREEMENT effective as of the 29th day of February, 2000 by Broadcom Corporation, a California corporation ("Broadcom").

                  WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the Common Stock of Digital Furnace Corporation, a Georgia corporation ("Digital Furnace"), which were granted to Optionee under the Digital Furnace Corporation Amended and Restated Stock Incentive Plan (the "Plan") and are each evidenced by the following agreement between Digital Furnace and Optionee: a Stock Option Grant Certificate (the "Option Agreement").

                  WHEREAS, Digital Furnace has been acquired by Broadcom through the merger (the "Merger") of Digital Furnace with and into Broadcom, pursuant to the Agreement and Plan of Reorganization dated as of February 16, 2000 by and between Broadcom and Digital Furnace (the "Reorganization Agreement").

                  WHEREAS, the provisions of the Reorganization Agreement require Broadcom to assume all obligations of Digital Furnace under all outstanding options under the Plan at the consummation of the Merger and to issue to the holder of each outstanding option an agreement evidencing the assumption of such option.

                  WHEREAS, pursuant to the provisions of the Reorganization Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is
 .24501789 of a share of Broadcom Class B Common Stock ("Broadcom Stock") for each outstanding share of Digital Furnace Common Stock ("Digital Furnace Stock").

                  WHEREAS, this Stock Option Assumption Agreement is effective as of the consummation of the Merger (the "Effective Time") in order to reflect certain adjustments to Optionee's outstanding options under the Plan which have become necessary by reason of the assumption of those options by Broadcom in connection with the Merger.

                  NOW, THEREFORE, it is hereby agreed as follows:

                  1. The number of shares of Digital Furnace Stock subject to the options outstanding under the Plan held by Optionee immediately prior to the Effective Time (the "Digital Furnace Options") and the exercise price payable per share are set forth in Exhibit(s) A hereto. Broadcom hereby assumes, as of the Effective Time, all the duties and obligations of

Digital Furnace under each of the Digital Furnace Options. In connection with such assumption, the number of shares of Broadcom Stock purchasable under each Digital Furnace Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of Broadcom Stock subject to each Digital Furnace Option hereby assumed shall be as specified for that option in attached Exhibit(s) A, and the adjusted exercise price payable per share of Broadcom Stock under the assumed Digital Furnace Option shall also be as indicated for that option in attached Exhibit(s) A.

                  2. The intent of the foregoing adjustments to each assumed Digital Furnace Option is to assure that the difference between the aggregate fair market value of the shares of Broadcom Stock purchasable under each such option and the aggregate exercise price of such shares as adjusted pursuant to this Agreement will, immediately after the consummation of the Merger, be not less than the difference which existed, immediately prior to the Merger, between the then aggregate fair market value of the Digital Furnace Stock subject to the Digital Furnace Option and the aggregate exercise price of such shares in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share as that which existed under the Digital Furnace Option immediately prior to the Merger. Such adjustments are also intended to preserve, to the extent applicable, the Incentive Stock Option status of the assumed Digital Furnace Options under
Section 422 of the Internal Revenue Code of 1986, as amended.

                  3. The following provisions shall govern each Digital Furnace Option hereby assumed by Broadcom:

                                    (a) Unless the context otherwise requires,
                  all references in each Option Agreement and in the Plan (as incorporated into such Option Agreement) (i) to the "Company" shall mean Broadcom, (ii) to "Common Stock" shall mean Broadcom Stock, (iii) to the "Board" shall mean the Board of Directors of Broadcom and (iv) to the "Committee" shall mean the Option Committee of the Board of Directors of Broadcom.

                                    (b) The grant date and the expiration date
                  of each assumed Digital Furnace Option and all other provisions which govern either the exercise or the termination of the assumed Digital Furnace Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the Option Agreement shall accordingly govern and control Optionee's rights under this Stock Option Assumption Agreement to purchase Broadcom Stock.

                                    (c) Pursuant to the terms of the Option
                  Agreement, none of your options assumed by Broadcom in connection with the transaction will terminate and cease to be outstanding upon the consummation of the Merger. Each Digital Furnace Option shall be assumed by Broadcom as of the Effective Time. Each such assumed Digital Furnace Option shall thereafter continue to vest for any remaining unvested shares of Broadcom Stock subject to that option on the same

                                       2.

                  terms and in accordance with the same installment vesting schedule as those in effect under the applicable Option Agreement immediately prior to the Effective Time; provided, however, that the number of shares of Broadcom Stock subject to each such installment shall be adjusted to reflect the Exchange Ratio.

                                    (d) For purposes of applying any and all
                  provisions of the Option Agreement and the Plan relating to Optionee's status as an employee of or a consultant to Digital Furnace, Optionee shall be deemed to continue in such status as an employee or a consultant for so long as Optionee renders services as an employee of or a consultant to Broadcom or any present or future Broadcom subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed Digital Furnace Options upon Optionee's cessation of service as an employee of or a consultant to Digital Furnace shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with Broadcom and its subsidiaries, and each assumed Digital Furnace Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, following such cessation of service as an employee of or a consultant to Broadcom and its subsidiaries.

                                    (e) The adjusted exercise price payable for
                  the Broadcom Stock subject to each assumed Digital Furnace Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of Broadcom Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as Digital Furnace Stock prior to the Merger shall be included.

                                    (f) In order to exercise each assumed
                  Digital Furnace Option, Optionee must deliver to Broadcom a written notice of exercise in which the number of shares of Broadcom Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of Broadcom Stock or must specify the arrangement for the payment of the purchase price as permitted in Section 7.2(c) of the Plan. This notice should be delivered to Broadcom at the following address:

                                    Broadcom Corporation
                                    16215 Alton Parkway
                                    Irvine, California  92618
                                    Attention: Manager of Shareholder Services

                                    4. Except to the extent specifically
                  modified by this Stock Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

                                       3.

                  IN WITNESS WHEREOF, Broadcom has caused this Stock Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the 29th day of February, 2000.


                               BROADCOM CORPORATION


                               By:______________________________________________
                                  David A. Dull, Esq.
                                  Vice President, General Counsel and Secretary



                                 ACKNOWLEDGMENT


                  The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands and agrees that all rights and liabilities with respect to each of his or her Digital Furnace Options hereby assumed by Broadcom are as set forth in the Option Agreement, the Plan and this Stock Option Assumption Agreement.

DATED: __________________, 2000

                                          ______________________________________
                                                   SIGNATURE OF OPTIONEE

                                          ______________________________________
                                                       PRINT NAME

                                       4.